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EXHIBIT 10.3
                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made effective as of the 6TH day of August, 2003, by and between Russ Courtnall of 3120 Humber Road, Victoria, BC V8R 3T1 ("Consultant") and MIV Therapeutics, Inc., a Nevada corporation with its offices located in #1 - 8765 Ash Street, Vancouver, B.C. V6P 6T3 (the "Company").

         WHEREAS, the Consultant is an individual with experience in public relations advisory services; and

         WHEREAS, the Company desires to retain Consultant to advise and assist the Company in its development on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

1.       ENGAGEMENT

         The Company hereby retains Consultant, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to provide the Company with such regular and customary public relations advisory and media liaison services as are reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of the advisory services in which it is generally engaged. In performance of its duties, Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Consultant's advice is not measurable in a quantitative manner and Consultant shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Consultant. Consultant's duties may include, but will not necessarily be limited to the services described above (collectively the "Services").

         The Services shall expressly exclude any tax, legal, regulatory, actuarial, accounting, or other specialist advice which require licenses or certification which Consultant may not have.

2.       TERM

         This Agreement shall have a term of three (3) months (the "Primary Term"), commencing with the Effective Date.

3.       TIME AND EFFORT OF CONSULTANT

         Consultant shall allocate time and Consultant's Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Consultant's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Consultant, neither Consultant nor Consultant's

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         Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Consultant or Consultant's Personnel.

4.       COMPENSATION

         The Company agrees to pay Consultant a fee for the Services ("Consulting Fee") in the amount of 250,000 (two hundred and fifty thousand) warrants to purchase common stock. The warrants are priced at $0.40 per share with an expiry date of 3 (three) months from the declared effective date of the Form SB-2 under which the warrants are registered.

5.       REGISTRATION OF SHARES

         The Company agrees that any shares underlying the warrants issued under this Agreement will be registered on Form SB-2 with the Securities and Exchange Commission and will be unrestricted shares.

6.       COSTS AND EXPENSES

         All third party and out-of-pocket expenses incurred by Consultant in the performance of the Services or for the settlement of debts shall be paid by the Company, or Consultant shall be reimbursed if paid by Consultant on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses in excess of USD$100 per month.

7.       PLACE OF SERVICES

         The Services provided by Consultant or Consultant's Personnel hereunder will be performed at Consultant's offices except as otherwise mutually agreed by Consultant and the Company.

8.       INDEPENDENT CONTRACTOR

         Consultant and Consultant's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes, if any, on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Consultant's Personnel, and any and all business license fees as may be required. This Agreement neither expressly NOR impliedly creates a relationship of principal and agent, or employee and employer, between Consultant's Personnel and the Company. Neither Consultant nor Consultant's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Consultant, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

9.       NO AGENCY EXPRESS OR IMPLIED

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Consultant, or employee and employer as between Consultant's Personnel and the Company.

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10.      TERMINATION

         The Company and Consultant may terminate this Agreement prior to the expiration of the Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

         (A)      BY THE COMPANY.
                  ---------------

                  (i) If during the Primary Term of this Agreement or any Extension Period, Consultant is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Consultant's Personnel; or,

                  (ii) If Consultant willfully breaches or neglects the duties required to be performed hereunder; or,

                  (iii) At Company's option without cause upon 30 days written notice to Consultant; or

         (B)      BY CONSULTANT.
                  --------------

                  (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

                  (ii) If the Company ceases business or, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

                  (iii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Consulting Fee; or,

                  (iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

                  (v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

         In the event Consultant elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Consultant for unreimbursed expenses, Consulting Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any

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         other reason, or by Consultant for reasons set forth in B(i) through
         (v) above, Consultant shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term of the Agreement.

11.      INDEMNIFICATION

         Subject to the provisions herein, the Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

12.      REMEDIES

         Consultant and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

13.      MISCELLANEOUS

         (A) SUBSEQUENT EVENTS. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

         (E) ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States or Canada mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a

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                  public telegraph company for transmittal, or when sent by
                  facsimile transmission charges prepared, provided that the communication is addressed:

                  (i)      In the case of the Company:

                                                   MIV Therapeutics, Inc.
                                                   Suite 1, 8765 Ash Street
                                                   Vancouver, BC V6P 6T3
                                                   Telephone: (604) 301-9545
                                                   Telefax:   (604) 301-9546

                                                   Attn: Alan Lindsay, President

                  (ii)     In the case of Consultant:

                                                   Russ Courtnall
                                                   3120 Humber Road
                                                   Victoria, BC 3T1

                  or to such other person or address designated in writing by the Company or Consultant to receive notice.

         (G) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) GOVERNING LAW. This Agreement was negotiated and is being contracted for in British Columbia, and shall be governed by the laws of the Province of British Columbia, and Canada, notwithstanding any conflict-of-law provision to the contrary.

         (I) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (J) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (K) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (L) COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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         (M)      TIME IS OF THE ESSENCE. Time is of the essence of this
                  Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.

         The "Company"                               The "Consultant"
         MIV Therapeutics, Inc.
         A Nevada Corporation

         /S/ PATRICK MCGOWAN                         /S/ RUSS COURTNALL
         -------------------                         ------------------
         Patrick McGowan                             Russ Courtnall
         CFO

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